Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Pre-Effective Amendment No. 1 to Registration Statement No. 333-283286 on Form F-1 of our report dated October 14, 2024, with respect to the consolidated financial statements of LogProstyle Inc. as of and for the years ended March 31, 2024 and 2023. We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/ Grassi & Co., CPAs, P.C.

Jericho, New York
December 4, 2024